Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information, contact:
Marty Ketelaar, Vice President,
Investor Relations
(515) 362-3693

AmerUs Group Reports Record Fourth Quarter Operating Income
of $67.9 million; 2004 Record Net Income of $192.6 million

     DES MOINES, Iowa (February 2, 2005)—AmerUs Group Co. (NYSE: AMH), a leading producer of life insurance and annuity products, today reported record fourth quarter and 2004 results. Highlights include:

•	Record net income of $67.9 million, or $1.62 per diluted share;

•	Record 2004 net income of $192.6 million, or $4.68 per diluted share

•	Record adjusted net operating income of $44.4 million (1), or $1.06 per diluted share;

•	Record 2004 adjusted net operating income of $168.6 million (1), or $4.10 per diluted share;

•	Book value of $38.29 (2), an increase of more than 13 percent over 2003;

•	Accumulation product sales increased 47 percent to $607 million (3);

•	Protection product sales increased to $30.4 million (3);

•	National leadership:

o	#1 national producer of equity indexed life insurance for the 14th consecutive quarter

o	Ranked among the top five national producers of equity indexed annuity products for the 14th consecutive quarter

     Commenting on the company’s results, chairman and chief executive officer Roger K. Brooks said, “2004 was an outstanding year for us. I’m particularly pleased with our record net income and operating income as well as the ongoing dramatic growth in product margin over the last two years. Our investors were rewarded by these results, as evidenced by the 30 percent increase in our stock price during 2004.”

Accumulation Product Results and Sales

     Pre-tax operating income for the accumulation segment increased more than 27 percent to $47.0 million during the fourth quarter of 2004 compared to $36.9 million a year ago. The increase was primarily due to higher margins on the growing block of equity indexed annuities. 2004 pre-tax operating income increased more than 25 percent to $163.9 million compared to $130.9 million for 2003.

     Sales of fixed annuity products for the quarter were $607 million, an all-time record high for the company, compared to $414 million in the fourth quarter of last year. Fixed annuity sales in 2004 were $1.84 billion compared to $1.75 billion in 2003. Equity indexed annuities, the company’s most profitable annuity product, comprised 83 percent of 2004 sales.

Protection Product Results and Sales

     Pre-tax operating income for the protection segment increased by more than 16 percent to $38.2 million compared to $32.7 million during the fourth quarter of 2003. The increase in earnings was primarily due to higher margins on the growing block of equity indexed and universal life insurance products.

     In 2004, pre-tax operating income grew more than 9 percent to $140.2 million compared to $128.3 million for 2003.

     Fourth quarter fixed life sales were $30.4 million, compared to $30.1 million in the fourth quarter of 2003. 2004 fixed life sales were $124.1 million, compared to $118.6 million in 2003. “Our protection product sales during 2004 were our most profitable ever as we continue to shift our business mix toward equity indexed products,” said Brooks.

     Equity indexed life sales, AmerUs Group’s most profitable protection product, amounted to 60 percent of total sales, or $74.7 million in 2004, an increase of 45 percent over 2003.

Net Investment Income

     Net investment income was $267 million in the fourth quarter of 2004 compared to $251 million in the fourth quarter of 2003. The increase was a result of higher invested assets under management. The earned portfolio yield during 2004 was 5.74 percent, compared to 5.84 percent in 2003. The new money investment rate for 2004 was 5.50%.

2005 Operating Income Guidance

     On January 4, 2005, the company provided 2005 adjusted net operating income guidance of $4.45 to $4.57 per diluted share, an increase of 8.5 percent to 11.5 percent over 2004 operating income results of $4.10 per diluted share (4).

Corporate Actions

     During the quarter, the company paid its annual dividend of $0.40 per share on December 15, 2004 to shareholders of record on November 28, 2004.

     Additionally, the company will hold its annual investor conference in New York City on February 22, 2005 at the Inter-Continental The Barclay New York, 111 East 48th Street (at Lexington Avenue). Members of the investment community and other interested parties who wish to attend the conference should contact the company’s investor relations department at (515) 362-3695.

     AmerUs Group will hold its annual meeting of shareholders at its corporate headquarters on April 28, 2005, at 2 p.m. CDT. Individual interested in attending the meeting should contact the company’s corporate secretary’s office at (515) 362-3695.

Conference Call, Audio Replay and Additional Financial Information

     Interested parties may listen to a conference call with AmerUs Group’s management discussing fourth quarter 2004 results by calling (toll free) 888-399-7388 (international 210-839-8855) at 10 a.m. EST on Thursday, February 3, 2005. The passcode for the call is ‘AmerUs’. An audio replay of AmerUs Group’s call will be available at 1 p.m. EST, February 3, 2005, through February 10, 2005. The replay can be accessed by dialing 800-925-4627 (international: 402-220-4183).

     Further detailed financial information, including operating segment income, investment composition, operating expenses, margin analysis and product distribution by channel, can be found in AmerUs Group’s Financial Supplement, which is available by accessing the company’s web site at www.amerus.com or by contacting the company’s investor relations department at (515) 362-3695.

Caution Regarding Forward-Looking Statements

     This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Additionally, forward-looking statements are subject to assumptions, risks and uncertainties. Statements such as “guidance,” “expect,” “anticipate,” “believe,” “goal,” “objective,” “target,” “may,” “should,” “estimate,” “projects,” or similar words as well as specific projections of future results qualify as forward-looking statements. Factors that may cause our actual results to differ materially from those contemplated by these forward-looking statements can be found in the company’s Form 10-K, filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement was made and AmerUs Group undertakes no obligation to update such forward-looking statements. There can be no assurance that other factors not currently anticipated by the company will not materially and adversely affect our results of operations. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.

     AmerUs Group Co. is located in Des Moines, Iowa, and is engaged through its subsidiaries in the business of marketing individual life insurance and annuity products in the United States. Its major subsidiaries include: AmerUs Life Insurance Company, American Investors Life Insurance Company, Inc., Bankers Life Insurance Company of New York, and Indianapolis Life Insurance Company.

     As of December 31, 2004, AmerUs Group’s total assets were $23.2 billion and shareholders’ equity totaled $1.6 billion, including accumulated other comprehensive income.

1 The company views adjusted net operating income, a non-GAAP financial measure, as an important indicator of financial performance. When presented with net income, the combined presentation can enhance an investor’s understanding of AmerUs Group’s underlying profitability and normalized results from operations. The definition of adjusted net operating income, as presented in this press release, excludes items such as: open block realized gains and losses, deferred policy acquisition costs associated with open block realized gains and losses, non-insurance operations, restructuring costs, the impact of SFAS 133, the release of income tax provisions, discontinued operations and the cumulative effect of change in accounting. Non-GAAP measures are also used for goal setting, determining employee and management compensation and evaluating our performance on a basis comparable to that used by security analysts. A reconciliation of net income to adjusted net operating income has been included as part of this press release.

2 Book value excluding accumulated other comprehensive income (AOCI) is a non-GAAP financial measure. A reconciliation to GAAP book value has been provided below:

		Accumulated Other
		Comprehensive
	Non-GAAP Basis	Income Items	GAAP Basis

Total stockholder’s equity	$1,508,799	$117,712	$1,626,511

Number of shares of common stock outstanding	39,400,663		39,400,663

Book value per share	$38.29		$41.28

3 Sales for an insurance company are a performance measure. Sales are presented in accordance with industry practice and represent the amount of new business sold during the period. We believe sales are a measure of the productivity of our distribution networks. Sales are also a leading indicator of future revenue trends.

4 Adjusted net operating income per share is a non-GAAP financial measure. Due to the unpredictability of the timing and recognition of gains and losses, especially items such as credit impairments, trading gains and losses, FAS 133 adjustments as well as the unpredictable nature of certain other unusual or non-recurring items that management believes are not indicative of ongoing operational performance, guidance on GAAP net income cannot readily be estimated. Accordingly, the company is unable to provide guidance with respect to, or a reconciliation of guidance on, adjusted net operating income per share to GAAP net income per share.

AMERUS GROUP CO.
ADJUSTED NET OPERATING INCOME
($ in thousands, except share data)

Adjusted net operating income reflects net income adjusted to eliminate certain items, such as open block realized/unrealized gains and losses; DAC and VOBA associated with the open block realized/unrealized gains and losses; non-insurance operations; restructuring costs; derivative related market value adjustments; reinsurance adjustments; the release of income tax provisions; discontinued operations and the cumulative effect of change in accounting. Adjusted net operating income shown below does not constitute our net income computed in accordance with GAAP. The adjustments are presented net of income taxes.

	For The Three Months Ended		For The Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
Net Income	$67,875	$40,811	$192,642	$161,147

Realized/unrealized (gains) losses on open block assets (A)	4,142	(1,221)	24,076	(20,941)

Net amortization of DAC and VOBA due to open block gains or losses (B)	(306)	(499)	375	5,989

Net effect of derivative related market value adjustments (C)	(12,333)	(5,165)	(7,472)	(8,553)

Restructuring costs (D)	—	3,767	—	14,989

Other (income) loss from non-insurance operations (E)	(215)	(312)	(897)	(742)

Reinsurance adjustments (F)	—	—	—	(2,505)

Income tax items (G)	(14,798)	—	(36,767)	—

Income from discontinued operations (H)	—	(247)	(3,899)	(1,815)

Cumulative effect of change in accounting (I)	—	1,296	510	1,296

Adjusted Net Operating Income	$44,365	$38,430	$168,568	$148,865

Adjusted Net Operating Income per common share:
Basic	$1.13	$0.98	$4.29	$3.80

Diluted	$1.06	$0.96	$4.10	$3.76

Weighted average common shares outstanding:
Basic	39,390,532	39,268,068	39,334,798	39,175,924

Diluted	41,986,455	40,133,053	41,135,188	39,618,217

AMERUS GROUP CO.
NOTES TO ADJUSTED NET OPERATING INCOME

(A)	Represents total open block realized/unrealized gains or losses on assets. Open block gains or losses may vary widely between periods. Such amounts are determined by management’s timing of individual transactions or current market conditions and do not necessarily correspond to the underlying operating trends. The year ended December 31, 2004, includes a $7.7 million loss on the Indianapolis Life office building, which was an asset classified as held for sale and carried at fair value.

(B)	Represents amortization of deferred acquisition costs (DAC) and value of business acquired (VOBA) on the open block realized gains and losses that are included in our product margins.

(C)	Represents the net effect of derivative related market value adjustments. The accounting entries consist of cash flow hedge amortization; market value adjustments on trading securities, derivatives, and equity indexed contracts; and the associated change in amortization of DAC and VOBA resulting from such adjustments.

(D)	Represents costs of restructuring our operations to eliminate duplicative functions and to merge IL Annuity and Insurance Company (ILA) into Indianapolis Life Insurance Company (ILIC). The costs consist primarily of relocation of employees, severance and termination benefits, impairment loss on the ILIC office building of $5.0 million in the second quarter of 2003, systems conversion, and merger related expenses.

(E)	Represents the net income from our property operations which is not part of our insurance operations.

(F)	Represents adjustments for the release of a $5.3 million liability in conjunction with the settlement and amendment of a reinsurance arrangement and a $2.8 million true-up of pre-2003 reinsurance settlements under a reinsurance arrangement between the ILIC open block and closed block. As these items are not of a continuing nature, they are excluded from adjusted net operating income.

(G)	Represents a reduction in the income tax accrual for prior year tax overpayments, the release of provisions originally established for potential tax adjustments which have been settled or eliminated and changes in deferred income tax asset valuation allowances.

(H)	Represents the net income from our discontinued operations.

(I)	For 2004, represents the cumulative effect of change in accounting, net of income taxes, as of January 1, 2004, resulting from the Company’s adoption of SOP 03-1. For 2003, represents the cumulative effect of change in accounting for derivatives, net of income taxes, as of October 1, 2003, resulting from the Company’s adoption of DIG Issue B36. DIG B36 was effective the first day of the fiscal quarter beginning after September 15, 2003.

AMERUS GROUP CO.
CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except share data)

	For The Three Months Ended December 31,		For The Year Ended December 31,
	2004	2003	2004	2003
Revenues:
Insurance premiums	$68,556	$71,593	$267,666	$297,188
Product charges	55,253	45,186	220,554	181,354
Net investment income	267,273	250,816	1,037,447	1,001,914
Realized/unrealized capital gains (losses)	60,190	55,926	18,068	131,291
Other income	17,022	17,838	71,381	68,298

	468,294	441,359	1,615,116	1,680,045

Benefits and expenses:
Policyowner benefits	256,345	270,106	888,696	953,834
Underwriting, acquisition and other expenses	49,595	40,935	180,051	155,468
Restructuring costs	—	5,879	—	23,294
Amortization of deferred policy acquisition costs and value of business acquired	53,402	42,490	204,863	179,664
Dividends to policyowners	20,134	12,063	81,092	98,393

	379,476	371,473	1,354,702	1,410,653

Income from continuing operations	88,818	69,886	260,414	269,392

Interest expense	7,976	7,917	32,120	30,154

Income before income tax expense	80,842	61,969	228,294	239,238

Income tax expense	12,967	20,109	39,041	78,610

Net income from continuing operations	67,875	41,860	189,253	160,628

Income from discontinued operations, net of tax	—	247	3,899	1,815

Net income before cumulative effect of change in accounting	67,875	42,107	193,152	162,443

Cumulative effect of change in accounting, net of tax	—	(1,296)	(510)	(1,296)

Net income	$67,875	$40,811	$192,642	$161,147

Net income from continuing operations per common share:
Basic	$1.72	$1.07	$4.81	$4.10

Diluted	$1.62	$1.04	$4.60	$4.05

Net income per common share:
Basic	$1.72	$1.04	$4.90	$4.11

Diluted	$1.62	$1.02	$4.68	$4.07

Weighted average common shares outstanding:
Basic	39,390,532	39,268,068	39,334,798	39,175,924

Diluted	41,986,455	40,133,053	41,135,188	39,618,217

AMERUS GROUP CO.
CONSOLIDATED BALANCE SHEETS
($ in thousands)

	December 31,
	2004	2003
Assets
Investments:
Securities available-for-sale at fair value:
Fixed maturity securities	$15,646,653	$13,944,961
Equity securities	77,024	74,890
Short-term investments	2,979	28,556
Securities held for trading purposes:
Fixed maturity securities	1,718,125	2,089,502
Equity securities	15,468	1,652
Short-term investments	—	591
Mortgage loans	865,733	968,572
Policy loans	486,071	494,646
Other investments	374,240	380,915

Total investments	19,186,293	17,984,285

Cash and cash equivalents	478,441	274,150
Accrued investment income	222,294	205,492
Premiums, fees and other receivables	39,688	42,761
Reinsurance receivables	666,493	663,452
Deferred policy acquisition costs	1,248,009	1,021,856
Capitalized bonus interest	137,538	98,274
Value of business acquired	374,792	419,582
Goodwill	226,291	224,075
Property and equipment	46,114	48,849
Other assets	296,435	311,305
Separate account assets	248,507	261,657
Assets of discontinued operations	—	27,950

Total assets	$23,170,895	$21,583,688

CONSOLIDATED BALANCE SHEETS
($ in thousands)

	December 31,
	2004	2003
Liabilities and Stockholders’ Equity
Liabilities:
Policy reserves and policyowner funds:
Future life and annuity policy benefits	$17,923,329	$16,994,255
Policyowner funds	1,419,762	1,306,160

	19,343,091	18,300,415

Accrued expenses and other liabilities	831,036	459,240
Dividends payable to policyowners	323,223	321,233
Policy and contract claims	70,465	58,880
Income taxes payable	29,727	50,274
Deferred income taxes	127,180	80,861
Notes payable	571,155	621,896
Separate account liabilities	248,507	261,657
Liabilities of discontinued operations	—	19,421

Total liabilities	21,544,384	20,173,877

Stockholders’ equity:
Preferred Stock, no par value, 20,000,000 shares authorized, none issued	—	—
Common Stock, no par value, 230,000,000 shares authorized; 44,225,902 shares issued and 39,400,663 shares outstanding in 2004; 43,836,608 shares issued and 39,194,602 shares outstanding in 2003	44,226	43,836
Additional paid-in capital	1,198,379	1,184,237
Accumulated other comprehensive income	117,712	84,519
Unearned compensation	(1,238)	(1,361)
Unallocated ESOP shares	—	—
Retained earnings	431,911	255,006
Treasury stock, at cost (4,825,239 shares in 2004 and 4,642,006 shares in 2003)	(164,479)	(156,426)

Total stockholders’ equity	1,626,511	1,409,811

Total liabilities and stockholders’ equity	$23,170,895	$21,583,688

AMERUS GROUP CO.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Years Ended December 31, 2004 and 2003
($ in thousands)

			Accumulated
		Additional	Other		Unallocated			Total
		Paid-In	Comprehensive	Unearned	ESOP	Retained	Treasury	Stockholders’
	Common Stock	Capital	Income (Loss)	Compensation	Shares	Earnings	Stock	Equity
Balance at December 31, 2002	$43,656	$1,179,646	$88,522	$(458)	$(1,443)	$109,517	$(156,492)	$1,262,948

2003:
Net income	—	—	—	—	—	161,147	—	161,147
Net unrealized gain on securities	—	—	1,971	—	—	—	—	1,971
Net unrealized gain on derivatives designated as cash flow hedges	—	—	2,476	—	—	—	—	2,476
Change in accounting transfer of unrealized gain on available-for-sale securities to trading	—	—	(5,204)	—	—	—	—	(5,204)
Stock issued under various incentive plans, net of forfeitures	180	11,717	—	(903)	—	—	66	11,060
PRIDES purchase contract adjustments and allocated fees and expenses	—	(7,280)	—	—	—	—	—	(7,280)
Dividends declared on common stock	—	—	—	—	—	(15,658)	—	(15,658)
Allocation of shares in leveraged ESOP	—	154	—	—	1,443	—	—	1,597
Minimum pension liability adjustment	—	—	(3,246)	—	—	—	—	(3,246)

Balance at December 31, 2003	43,836	1,184,237	84,519	(1,361)	—	255,006	(156,426)	1,409,811

2004:
Net income	—	—	—	—	—	192,642	—	192,642
Net unrealized gain (loss) on securities	—	—	32,773	—	—	—	—	32,773
Net unrealized gain (loss) on derivatives designated as cash flow hedges	—	—	420	—	—	—	—	420
Stock issued under various incentive plans, net of forfeitures	390	14,142	—	123	—	—	1,100	15,755
Purchase of treasury stock	—	—	—	—	—	—	(9,153)	(9,153)
Dividends declared on common stock	—	—	—	—	—	(15,737)	—	(15,737)

Balance at December 31, 2004	$44,226	$1,198,379	$117,712	$(1,238)	$—	$431,911	$(164,479)	$1,626,511